Exhibit 99.1

Rekor Systems Comments On Offer To Purchase Iteris

COLUMBIA, Md., March 1, 2021 -- Rekor Systems, Inc., (NASDAQ: REKR) (“Rekor”) (the “Company”) a Maryland-based company providing real-time roadway, customer and public safety intelligence to enable AI-driven decisions, announced today that on February 20, 2021, it had advised Iteris, Inc. (NASDAQ: ITI) that it was prepared to offer to purchase all of Iteris’ outstanding common stock. The offer to Iteris was for a combination of cash and common stock subject to confirmatory diligence and approval of both boards of directors. On February 26th, Rekor was advised that the board of directors of Iteris “has decided at this time the combination of the two companies would not be in the best interest of [Iteris’] shareholders.”

“Since announcing our active consideration of potential merger partners several weeks ago, we’ve received a number of inquiries about a possible combination with Iteris from Rekor shareholders and investors. Obviously, we haven’t been in a position to respond,” said Robert Berman, Rekor CEO. “We are clearly disappointed with their swift rejection and wanted to avoid any inappropriate speculation.”

Links to the exchange of correspondence: Rekor’s offer, Iteris’ response and Rekor’s reply to the response dated February 27, 2021.

About Rekor Systems, Inc.
Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway, customer and public safety intelligence to enable AI-driven decisions. Rekor provides customers with actionable, real-time mobility and vehicle recognition data and software to support faster, smarter decisions that lead to better outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We harness the power of artificial intelligence to analyze video streams and use it as the engine for products and services that are transforming government and commercial operation. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Rekor has made for a business combination transaction with Iteris. In furtherance of this proposal and subject to future developments, Rekor (and, if a negotiated transaction is agreed, Iteris) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or another document Rekor or Iteris may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF REKOR AND ITERIS ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of Iteris or Rekor, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Rekor through the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements
This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company’s products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:
Robin Bectel
REQ for Rekor Systems
rekor@req.co

Investor Contact:
Charles Degliomini
Rekor Systems, Inc.
cdegliomini@rekor.ai